Exhibit (f)(2)

Amended and Restated By-Laws

AMENDED AND RESTATED

BYLAWS OF AMERITAS LIFE INSURANCE CORP.

Effective January 1, 2022

ARTICLE I

OFFICES

The office of Ameritas Life Insurance Corp. (the "Corporation") shall be located in the City and State designated in the Articles of Incorporation. The Corporation may establish and discontinue, from time to time, such offices and places of business within or without the State of Nebraska as may be deemed proper for the conduct of the Corporation's business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Annual Meetings. The annual meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be held on the date and at the time designated from time to time by the Board of Directors as stated in the notice of the meeting but in no event later than June 30 of each year. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special Meetings of the shareholders shall be called by the Secretary or an Assistant Secretary upon the written request (which may be in the form of an email or other electronic communication) of (i) the Chief Executive Officer upon a request from the majority of the Board of Directors, or (ii) the Chairperson of the Board of Directors, (iii) the President, (iv) the Board of Directors, or (v) the holder(s) of ten per cent (10%) of the shares then outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.03. Place of Meetings. Meetings of shareholders shall be held at such places as shall be designated in the written notices thereof.

Section 2.04. Notice of Meetings. (a) Except as otherwise provided herein or by the Model Business Corporation Act or Insurance Law of Nebraska, written notice of each meeting of shareholders, whether Annual or Special, stating the time when and place where it is to be held, shall be given to each shareholder personally, by mail or, if the shareholder has consented thereto, by facsimile, electronic mail or any other form of electronic communication permitted by law not less than ten (10) or more than fifty (50) days before the meeting. Notice of a Special Meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be mailed via first class mail in a postage pre-paid envelope to each such shareholder at his or her address, as it appears on the records of the shareholders of the Corporation, unless he or she shall have previously filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case, it shall be mailed to the address designated in such request. If sent by facsimile or electronic mail such notice shall be directed to each such shareholder at his or her facsimile number or email address at which he or she has consented to receive notice, as it appears on the records of the shareholders of the Corporation. Notice of any meeting need not be given to (i) any person who may become a shareholder of record after the applicable record date and prior to the meeting date, or (ii) any shareholder who attends such meeting, in person or by proxy (other than any shareholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened). Whenever notice is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether given before or after the time of the meeting to which such waiver relates, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 2.05. Organization. The Chairperson of the Board shall act as chairperson at all meetings of shareholders at which he or she is present and able to perform and shall call such meetings to order and preside thereat. If the Chairperson of the Board shall be absent from any meeting of shareholders or shall be present but unable to perform, the duties to be performed by him or her at such meeting shall be performed by the Chief Executive Officer. If neither of such officer is present or able to perform, such duties shall be performed by an Officer or a member of the Board of Directors designated at or prior to the meeting by the Chairperson or, if the Chairperson doesn’t make any such designation, by a majority of the Board of Directors.

Section 2.06. Shareholders Entitled to Vote. The Board of Directors may fix a record date, which record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) precede the date of any meeting of shareholders by less than ten (10) or more than fifty (50) days. The Secretary or an Assistant Secretary (or such other Officer who has charge of the stock ledger of the Corporation) shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such shareholder as it appears on the records of the Corporation and the number of shares registered in the name of each such shareholder. Such list shall be open to examination by any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole lime thereof and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the names of the shareholders entitled to examine the list or to vote in person or by proxy at any meeting of shareholders.

Section 2.07. Quorum. (a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person, by means of remote communication (as permitted by the Nebraska Model Business Corporation Act), or by proxy of shareholders holding of record majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting; and (b) despite the absence of a quorum at any Annual or Special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 2.08. Voting. (a) Except as otherwise provided herein or by statute or in the Articles of Incorporation, any corporate action to be taken by vote of the shareholders, shall be authorized by the affirmative vote of a majority of the shares present in person or by means of remote communication (as permitted by the Nebraska Model Business Corporation Act) or represented by proxy at the meeting and, in each case, entitled to vote. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, no vote on any question upon which a vote of the shareholders may be taken need be by ballot unless the chairperson of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares present in person or by proxy and entitled to vote shall so demand; (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may do so by proxy, but no proxy shall be valid after the expiration of three years from the date of its execution, unless the proxy provides for a longer period. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation; (c) Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IIl

BOARD OF DIRECTORS

Section 3.01. Duties and Powers. The Board of Directors shall be responsible for the control and management of the affairs, property, and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3.02. Number, Election and Term of office. (a) The number of the Directors of the Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors; provided, however, that the Board of Directors may not eliminate or curtail the term of any then-serving member of the Board of Directors; (b) At no time shall the number of Directors be less than seven (7); (c) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors shall be those candidates who receive the largest number of the votes cast at a meeting of shareholders, present in person or by proxy, entitled to vote thereat, sufficient to satisfy the required number of directors in effect at the time of such vote; and (d) Each director shall hold office until his or her successor is elected and qualified, or until his or her prior death, resignation or removal; provided, however, no person shall be nominated to serve as a member of the Board of Directors after he or she has attained the age of seventy-two (72) and a member of the Board of Directors who attains the age of 72 shall resign or be removed not later than the next annual meeting occurring after his or her 72nd birthday.

For purposes of these Bylaws, a Director shall be deemed to be an "Inside Director" if he or she is not "Independent". For purposes of these Bylaws, a Director shall be deemed to be "Independent" if he or she (x) is not a full-time employee of the Corporation or any of its subsidiaries or affiliates and has not been such at any time during the last five (5) years and (y) is not being paid any remuneration by any of such entities, other than customary Director’s fees and expenses.

Section 3.03. Annual and Regular Meetings: Notice. (a) The regular annual meeting of the Board of Directors shall be held at the time of the annual meeting of shareholders and may be held without notice at such time and at such place within or without the State of Nebraska as shall from time to time be determined by resolution of the Board of Directors; (b) The Board of Directors may hold other regular meetings without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors; (c) Members of the Board of Directors or any

committee designated by the Board may participate in any meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting; and (d) Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the Board or Committee.

Section 3.04. Special Meetings: Notice. (a) Special meetings of the Board of Directors shall be held whenever called by the Secretary or an Assistant Secretary upon request of the Chairperson or President at such time and place as may be specified in the respective notices or waivers of notice thereof; (b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each Director, addressed to him or her at his or her residence or usual place of business, at least ten (10) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by facsimile, email or any other similar form of electronic communication, or shall be delivered to him or her personally or given to him or her telephonically or orally, in each case, not later than the day before the day on which the meeting is to be held; and (c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him or her, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 3.05. Organization. (a) The Chairperson of the Board of the Directors or of a committee shall act as chairperson at all meetings of the Board of Directors or the applicable committee, respectively, at which he or she is present and able to perform and shall call such meetings to order and preside thereat; (b) If the Chairperson of the Board of Directors shall be absent from any meeting of the Board of Directors or shall be present but unable to perform, the duties to be performed by him or her at such meeting shall be performed by the Chief Executive Officer. If neither of such officers is present or able to perform, such duties shall be performed by a member of the Board of Directors designated at or prior to the meeting by the Chairperson or, if the Chairperson does not make any such designation, by a majority of the Board of Directors; and (c) If the Chairperson of any committee shall be absent from any meeting of the committee or shall be present but unable to perform, his or her duties shall be performed by a member or alternate member of the committee designated at or prior to the meeting by the Chairperson or, if the Chairperson does not make any such designation, by a majority of the members of the committee.

Section 3.06. Quorum: Action: Adjournments. (a) At all meetings of the Board of Directors, the presence, whether in person, by telephone, or by other media as permitted by law, of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Articles of Incorporation or these By-Laws; (b) At all meetings of the Board of Directors, the vote of a majority of the total number of Directors present in person, by telephone, or by other media as permitted by law, shall be the act of the Board. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests; and (c) Any two members of the Board of Directors may, upon written request directed to the Chairperson, the Chief Executive Officer, or the Secretary of the Corporation, (i) place any matter on the agenda for any meeting of the Board of Directors, and/or (ii) call for a vote on any agenda item during any meeting of the Board of Directors; and (d) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 3.07. Resignation: Removal: Vacancies. (a) Any Director may resign at any time upon written notice delivered to the entire Board of Directors, to the Chief Executive Officer or to the Secretary; (b) When any Director resigns and such resignation is to take effect at a future date, the majority of the remaining Directors, though less than a quorum, may vote to fill the vacancy, such vote to take effect immediately upon the effectiveness of the resignation; (c) Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of a majority of the shares then entitled to vote; (d) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders may be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, may be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 3.08. Compensation. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation; provided, however, no such Director employed by or serving as an Officer of the Corporation shall receive any compensation as a Director.

ARTICLE IV

COMMITTEES

Section 4.01. General Provisions. The Board of Directors, as it may from time to time consider necessary and proper, by resolution passed by a majority of the whole Board, designate one or more standing or other committees, and delegate to each of them such responsibilities and authority as it may deem appropriate. Each committee shall consist of one or more of the Directors of the Company. The Board of Directors shall also designate a chairperson for any committee and one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or upon the disqualification of a member or an alternate member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. The Chair and Vice Chair of the Board, if any, shall be ex-officio members of each standing committee with full voting rights, except that neither the Chair of the Board nor the Vice Chair of the Board, if any, shall be a voting member of the Audit and Risk Committee, the Nominating and Corporate Governance Committee, or the Compensation Committee unless the Chair or Vice Chair, if any, is an Independent Director.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (1) approving or adopting, or recommending to the Shareholders, any action or matter (other than the nomination or election of directors) expressly required by law to be submitted to the Members for approval or (ii) adopting, amending or repealing any bylaw of the Company. The Board of Directors may, notwithstanding establishment of one or more standing or other committees, utilize one or more committees of its holding company or holding companies to the fullest extent authorized by Nebraska law.

Section 4.02. Executive Committee.

(a)	At each of its annual meetings, the Board of Directors shall elect not less than three (3) Directors to serve, each of whom shall be serving as a chair of a standing committee of the Board, together with the Chair of the Board as the Executive Committee for the ensuing year and until their successors are elected and qualified. Any vacancy in the Executive Committee occurring during the year may be filled for the unexpired term by the Board of Directors. Notice of call of meeting may be written or by telephone and shall be given to each member in sufficient time to permit convenient travel by usual means to the meeting. Call and notice of call of meetings may be waived before or after the meeting. Attendance without protest at any meeting shall constitute a waiver of call and notice of call thereof by the attending member. A majority of members of the Executive Committee shall constitute a quorum for the transaction of business.

(b)	Duties. Except as limited by the laws of the State of Nebraska or by the provisions of the Amended and Restated Articles of Incorporation, the Executive Committee shall address any matters requiring emergency action in the interim between meetings of the Board of Directors. The Executive Committee shall carry into practical effect all orders and directions of the Board of Directors and shall in such interim decide all questions of current business policy. The Secretary shall promptly forward a copy of the minutes of each meeting of the Executive Committee to each Director.

Section 4.03. Nominating and Corporate Governance Committee.

(a)	The Board of Directors shall establish and maintain a Nominating and Corporate Governance Committee comprised of not less than three (3) Directors, all of whom shall be Independent Directors and who shall serve until their successors are elected and qualified.

(b)	Duties. The Nominating and Corporate Governance Committee shall evaluate prospective Director nominees against such evaluation criteria as experience, expertise, education, professionalism, diversity, geographic location, reputation, and other relevant considerations. The Nominating and Corporate Governance Committee shall submit to the Board of Directors a complete list of all persons who have been nominated by the Committee to stand for election as Director. The Board of Directors shall thereupon declare as nominees the persons who have been so nominated in accordance with the above provisions and the nominations shall be closed. The Nominating and Corporate Governance Committee shall make periodic recommendations to the Board of Directors as to which Directors should serve as members of the various committees of the Board of Directors and as the chairs thereof. The Nominating and Corporate Governance Committee shall assist the Board of Directors in its oversight of corporate governance and fulfill such other responsibilities as are set forth in the Committee's Charter.

(c)	If any Director shall resign or be unable to serve as a member of the Nominating and Corporate Governance Committee for any reason, the Committee shall designate another Independent Director to serve in such person's stead, which designation shall be subject to the approval of the Board.

Section 4.04. Finance Committee.

(a)	The Board of Directors shall establish and maintain a Finance Committee comprised of not less than three (3) Directors who shall serve until their successors are elected and qualified to serve with the Chair of the Board or the President and Chief Executive Officer, or the President or Chief Executive Officer if these positions are not combined.

(b)	Duties. The Finance Committee shall possess and may exercise all the powers of the Board with respect to funds, investments and assets of the Corporation. The Committee shall be responsible for the prudent management of the Corporation's funds, investments and assets. The Committee will comply with all applicable laws, rules, and regulations of various local, state, federal, and international political entities that may impact the Corporation's funds, investments and assets. The Finance Committee may review, evaluate and authorize acquisition and divestiture transactions (including asset purchases and sales, stock acquisitions and sales, mergers, joint ventures, strategic alliances, or any other type of acquisition, affiliation, or divestiture), if the transaction is not otherwise acted on by the Board of Directors or the Executive Committee.

(c)	If any Director shall resign or be unable to serve as a member of the Finance Committee for any reason, the Committee shall designate another Independent Director to serve in such person's stead, which designation shall be subject to the approval of the Board.

Section 4.05. Audit and Risk Committee.

(a)	The Board of Directors shall establish and maintain an Audit and Risk Committee comprised of not less than three (3) Directors, all of whom shall be Independent Directors and who shall serve until their successors are elected and qualified.

(b)	Duties. The Audit and Risk Committee shall assist the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, including but not limited to the review of intercompany transactions involving potential conflicts of interest, and the performance of the Company's internal audit functions. The Audit and Risk Committee will also interact directly with and evaluate the performance of independent auditors, including determining whether to engage or dismiss such independent auditors and to monitor their qualifications and independence. The Audit and Risk Committee shall fulfill such other responsibilities as are set forth in the Committee's Charter.

(c)	If any Director shall resign or be unable to serve as a member of the Audit and Risk Committee for any reason, the Committee shall designate another Independent Director to serve in such person's stead, which designation shall be subject to the approval of the Board.

Section 4.06. Compensation Committee.

(a)	The Board of Directors shall establish and maintain a Compensation Committee comprised of not less than three (3) Directors, all of whom shall be Independent Directors and who shall serve until their successors are elected and qualified.

(b)	Duties. The Compensation Committee will evaluate and make recommendations with respect to (and report such evaluations and recommendations to the Board of Directors) the compensation of the Officers of the Company, and their performance relative to their compensation, to assure that they are compensated effectively in a manner consistent with the overall objectives of the Company. During the course of such evaluations, the Compensation Committee shall take into account historical compensation levels, internal equity considerations, competitive practice, the state of the current market, and any limitations of applicable regulatory bodies. The Board of Directors shall make all final determinations relating to the compensation of Executive Officers of the Company. In addition, the Compensation Committee shall evaluate and make recommendations to the Board regarding the compensation of the members of the Board of Directors, including their compensation for services on committees of the Board of Directors. The Compensation Committee shall fulfill such other responsibilities as are set forth in the Committee's Charter.

(c)	If any Director shall resign or be unable to serve as a member of the Compensation Committee for any reason, the Committee shall designate another Independent Director to serve in such person's stead, which designation shall be subject to the approval of the Board.

Section 4.07. Committee Secretary. The Chair of each committee other than the Executive Committee shall appoint a committee secretary, who shall keep minutes of the official votes and acts of the committee and such other records of the committee's deliberations and activities as the chair shall direct. The committee secretary shall keep one copy of such minutes and shall file a copy with the Secretary of the Corporation.

Section 4.08. Vacancies in Committee. Vacancies in any committee may be filled by action of the Board of Directors.

Section 4.09. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business.

ARTICLE V

OFFICERS

Section 5.01. Executive Officers.

(a)	The Company shall have the following Executive Officers and Officers:

(i)	A Chair of the Board, who may also be designated as Chief Executive Officer;

(ii)	A Chief Executive Officer, who may also be designated as President;

(iii)	Such number of Chief Operating Officers, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, and Assistant Vice Presidents as the Board of Directors shall from time-to-time determine;

(iv)	A Secretary and one or more Assistant Secretaries; and

(v)	A Treasurer.

(b)	The Company may have a Vice Chair of the Board, who may also be designated as President and/or Chief Operating Officer.

(c)	One person may hold more than one office at the same time, except that the Chair of the Board or the Vice Chair of the Board, if any, cannot also hold the office of Secretary, Treasurer or Vice President.

Section 5.02. Chair of the Board. The Chair of the Board shall preside at all meetings of the Shareholders, the Board of Directors and the Executive Committee. The Chairperson of the Board shall also perform such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors.

Section 5.03. Vice Chair of the Board. The Vice Chair of the Board, if any, in the absence or incapacity of the Chair of the Board, shall preside at all meetings of the Shareholders, the Board of Directors, and the Executive Committee.

Section 5.04. Chief Executive Officer. The Chief Executive Officer, who may also be designated as President, shall have general control and management of the business affairs of the Company subject to the direction of the Chair of the Board, the Vice Chair of the Board, if any, and the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. He or she may delegate such duties and responsibilities and authority to other Officers as he or she may deem proper.

Section 5.05. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. He or she shall have general supervision over all corporate records of the Company and shall perform such other duties as the Board of Directors or the Executive Committee shall from time-to-time direct.

Section 5.06. Treasurer. The Treasurer shall see that just and true cash, check, bank, and other proper financial records are kept, especially including records of all monies received, deposited, drawn and dispersed. He or she shall be generally in charge of the safekeeping of the assets of the Company and shall perform such other duties as the Boards of Directors or the Executive Committee shall direct.

Section 5.07. Other Executive Officers. The powers, authority, duties, and responsibilities for other executive officers shall be delegated and defined by the Board of Directors or if no such delegation and definition by them, then by the Chair of the Board or the Vice Chair of the Board, if any.

Section 5.08. Election and Appointment of Officers. At each annual meeting of the Board of Directors, the Board of Directors shall elect persons to serve as the Officers named above and may elect or appoint any other Officers which it shall deem appropriate, assign the official titles to each, fix and authorize payment of the compensation of each such Officer and provide for the duties of such office. The Board of Directors may adjust the title, duties and compensation of any persons elected as Officers, whenever, in its judgment, the best interests of the Corporation would be served thereby, upon affirmative vote of the majority of the Board of Directors.

Section 5.09. Term of Office: Vacancies. The Officers elected by the Board of Directors shall hold their respective positions from time of election or appointment until the next annual meeting of the Board of Directors and until their successors are elected.

Section 5.10. Removal. Any Officer elected by the Board of Directors may be removed by and at any time by the Board of Directors with or without cause, whenever, in its judgment, the best interests of the Company would be served thereby. A finding by the Board of Directors that any Officer is permanently disabled shall create a vacancy in the office held by such Officer. A vacancy in any office by reason of death, resignation, inability to act, disqualification, removal or any other cause, may at any time be filled by any assistant officer to such office, or as otherwise may be provided by the Chief Executive Officer or by a majority vote of the Board of Directors.

Section 5.11. Administrative Officers. The Executive Committee may, at its discretion, designate such administrative officers as it may deem proper and delegate such duties, responsibilities and authority to them as it may determine.

ARTICLE VI

SHARES OF STOCK

Section 6.01. Certificates of Stock. (a) The certificates representing shares of the Corporation shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. They shall bear the corporate seal, the holder's name, and the number of shares and shall be signed by (i) the Chairperson, Chief Executive Officer or a Vice President and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer. Any or all the signatures on the certificate may be a facsimile. (b) No certificates representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

Section 6.02. Transfer of Shares. (a) Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or his or her attorney upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require; and {b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nebraska.

Section 6.03. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any Officer or Officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

DIVIDENDS

Dividends may be declared at such times and in such amounts as the Board of Directors may determine provided that the same is declared and paid in accordance with the laws of the State of Nebraska applicable thereto.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year unless and until the Board of Directors by resolution establishes a different twelve-month period.

Section 8.02. Ratification of Defective Corporate Acts. No defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization if ratified as provided under the Nebraska Model Business Corporation Act.

ARTICLE IX

INDEMNIFICATION

Section 9.01. Mandatory Indemnification. (a) Every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; and (b) To the extent that a Director, Officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this section or any action, suit or proceeding by or in the right of the Corporation, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 9.02. Application of Article. Any indemnification under 9.01 or otherwise (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in 9.01. Such determination shall be made, with respect to a person who is a Director or Officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

Section 9.03. Advance Payment. Expenses (including attorneys' fees) incurred by any current or former Officer, Director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former Officer, Director, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

Section 9.04. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.05. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE X

AMENDMENTS

The shareholders of the Corporation shall have the power to adopt, amend or repeal bylaws, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote at any meeting of shareholders, provided that the notice of such meeting shall have summarized or set forth in full therein the proposed amendment; and to the extent provided by the Nebraska Model Business Corporation Act and the Articles of Incorporation, the Board of Directors shall also have power to adopt, amend or repeal any bylaw.